                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, does hereby make, constitute and appoint each of Joseph D. Emanuel, Secretary of Prudential Annuities Life Assurance Corporation (the "Corporation") and, Lynn K. Stone Vice President, Corporate Counsel, and, Raymond O'Hara, Vice President, Corporate Counsel, as his/her true and lawful attorney-in-fact and agent with all power and authority on his/her behalf to sign his/her name, in any and all capabilities, on Form N-4 and S-3 registration statements of the Corporation including but not limited to, Advanced Series Advisor Plan III (file no. 333-96577), Advanced Series APEX II (file no. 333-71654), Advanced Series Lifevest II (file no. 333-71672), Advanced Series Xtra Credit Six (file no. 333-71834), Advanced Series Xtra Credit Eight (file no. 333-150220), Advanced Series Cornerstone (file no. 333-152411), Advisors Choice (file no. 333-08853), and their accompanying MVA options and any amendments thereto (including any private label version of those products).

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed hereunder this 25th day of April, 2012.


/s/Stephen Pelletier
--------------------------------------------------
Stephen Pelletier
President, Chief Executive Officer and Director
Prudential Annuities Life Assurance Corporation

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, does hereby make, constitute and appoint each of Joseph D. Emanuel, Secretary of Prudential Annuities Life Assurance Corporation (the "Corporation") and, Lynn K. Stone Vice President, Corporate Counsel, and, Raymond O'Hara, Vice President, Corporate Counsel, as his/her true and lawful attorney-in-fact and agent with all power and authority on his/her behalf to sign his/her name, in any and all capabilities, on Form N-4 and S-3 registration statements of the Corporation including but not limited to, Advanced Series Advisor Plan III (file no. 333-96577), Advanced Series APEX II (file no. 333-71654), Advanced Series Lifevest II (file no. 333-71672), Advanced Series Xtra Credit Six (file no. 333-71834), Advanced Series Xtra Credit Eight (file no. 333-150220), Advanced Series Cornerstone (file no. 333-152411), Advisors Choice (file no. 333-08853), and their accompanying MVA options and any amendments thereto (including any private label version of those products).

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed hereunder this 25th day of April, 2012.


/s/Bernard J. Jacob
------------------------------------------------------------
Bernard J. Jacob
Senior Vice President, Chief Financial Officer and Director
Prudential Annuities Life Assurance Corporation